As filed with the Securities and Exchange Commission on October 11, 2000
                                              Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              GLOBAL SPORTS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                           04-2958132
    (State of Incorporation)        (I.R.S. Employer Identification No.)

                             ----------------------

                               1075 First Avenue
                      King of Prussia, Pennsylvania 19406
                                 (610) 265-3229
                    (Address of principal executive offices)

                             ----------------------

                       2000 Employee Stock Purchase Plan
                           (Full title of the plans)


                                Michael G. Rubin
                      Chairman and Chief Executive Officer
                               1075 First Avenue
                      King of Prussia, Pennsylvania 19406
                                 (610) 265-3229
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                          Eric M. Reifschneider, Esq.
                           Timothy G. Patterson, Esq.
                            Kevin D. Gonzalez, Esq.
                               COOLEY GODWARD LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                 (650) 843-5000

                             ----------------------

                                                CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------- -------------------------- ------------------------ ------------------------
                                                          Proposed Maximum           Proposed Maximum
    Title of Securities                                       Offering                  Aggregate                Amount of
     to be Registered        Amount to be Registered     Price per Share (1)        Offering Price (1)        Registration Fee
--------------------------- ------------------------- -------------------------- ------------------------ ------------------------
  Common Stock, par value        900,000 shares                $7.0625                  $6,356,250               $1,678.05
      $0.01 per share
--------------------------- ------------------------- -------------------------- ------------------------ ------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on October 10, 2000 as reported on the Nasdaq National Market.

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Global Sports, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Registrant's latest annual report on Form 10-K/A filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceeding brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     The Registrant's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Bylaws of the Registrant.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from breach of the director's fiduciary duty.

     The Registrant's has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Registrant's and its stockholder, in the amount of $5.0 million. Moreover, the Registrant has entered into indemnification agreements with its directors and certain officers that are intended to provide greater protection that currently provided under the Delaware General Corporation Law and the Registrant's Bylaws.

                                     1.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER
     5         Opinion of Cooley Godward LLP
    23.1       Consent of Deloitte & Touche LLP
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5 to this
               Registration Statement
    24         Power of Attorney is contained on the signature pages.
    99         2000 Employee Stock Purchase Plan


ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      2.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      3.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on October 10, 2000.


                                  GLOBAL SPORTS, INC.


                                  /s/ MICHAEL G. RUBIN
                                  --------------------------------------------
                                  By:     Michael G. Rubin
                                  Title:  Chairman and Chief Executive Officer





                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Jordan M. Copland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.




                                      4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                          TITLE                                   DATE
/s/ MICHAEL G. RUBIN                                         Chairman and Chief Executive               October 10, 2000
--------------------------------------------                 Officer
                 (MICHAEL G. RUBIN)

/s/ JORDAN M. COPLAND                                        Executive Vice President and Chief         October 10, 2000
--------------------------------------------                 Financial Officer (Principal
                 (JORDAN M. COPLAND)                         Financial Officer)

/s/ KENNETH J. ADELBERG                                      Director                                   October 10, 2000
--------------------------------------------
                (KENNETH J. ADELBERG)

/s/ RONALD D. FISHER                                         Director                                   October 10, 2000
--------------------------------------------
                 (RONALD D. FISHER)

/s/ HARVEY LAMM                                              Director                                   October 10, 2000
--------------------------------------------
                    (HARVEY LAMM)

/s/ CHARLES R. LAX                                           Director                                   October 10, 2000
--------------------------------------------
                  (CHARLES R. LAX)

/s/ MARK S. MENELL                                           Director                                   October 10, 2000
--------------------------------------------
                  (MARK S. MENELL)

/s/ JEFFREY F. RAYPORT                                       Director                                   October 6, 2000
--------------------------------------------
                (JEFFREY F. RAYPORT)


                                      5.

                               EXHIBIT INDEX

   EXHIBIT
   NUMBER                         DESCRIPTION
      5          Opinion of Cooley Godward LLP
     23.1        Consent of Deloitte & Touche LLP
     23.2        Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement
     24          Power of Attorney is contained on the signature pages.
     99          2000 Employee Stock Purchase Plan